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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-3


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Section 7.3 Indenture                                                Distribution Date:                                   3/15/2004
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
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                      1,081,232.15
             Class B Note Interest Requirement                        108,057.68
             Class C Note Interest Requirement                        209,148.18
                       Total                                        1,398,438.00

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                           0.90329
             Class B Note Interest Requirement                           1.08329
             Class C Note Interest Requirement                           1.63079

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                        1,197,000,000
             Class B Note Principal Balance                           99,750,000
             Class C Note Principal Balance                          128,250,000

(iv)    Amount on deposit in Owner Trust Spread Account            14,250,000.00

(v)     Required Owner Trust Spread Account Amount                 14,250,000.00


                                                               By:
                                                                                 --------------------

                                                               Name:             Patricia M. Garvey
                                                               Title:            Vice President

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